MENTOR REPORTS FOURTH QUARTER AND FULL YEAR
FINANCIAL RESULTS FOR FISCAL YEAR 2008

•        Net Sales were $99.4 Million in the Fourth Quarter of Fiscal Year 2008, an increase of 24% over $80.3 Million in the Fourth Quarter of Fiscal Year 2007, and $373.2 Million for Fiscal Year 2008, an increase of 24% over $302.0 Million for Fiscal Year 2007

•        Diluted Earnings per Share from Continuing Operations were $0.30 in the Fourth Quarter of Fiscal Year 2008, Compared to $0.35 in the Fourth Quarter of Fiscal Year 2007, and $1.40 in Fiscal Year 2008, Compared to $1.24 in Fiscal Year 2007

 SANTA BARBARA, California, May 15, 2008 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products for the global aesthetic market, today announced financial results for the fourth quarter and full fiscal year ending March 31, 2008.

"We are pleased with our fourth quarter and full year results. With a backdrop of the uncertainty of the U.S. economy, our global breast aesthetics franchise showed resiliency during the quarter," commented Joshua H. Levine, President and Chief Executive Officer. "During the quarter we saw strong revenue growth both domestically and internationally leading us to observe that we are seeing the early impact of our key marketing initiatives. We also note the continued strength of our U.S. reconstruction business, which traditionally has not been as sensitive to the impacts of macroeconomic pressure."

Total Net Sales
Total net sales were $99.4 million in the fourth quarter of fiscal year 2008, an increase of 24% over net sales of $80.3 million in the fourth quarter of fiscal year 2007.  For fiscal year 2008, total net sales were $373.2 million, an increase of 24% over $302.0 million for fiscal year 2007.  The increase in net sales in the United States was primarily the result of the conversion from saline breast implants to MemoryGel™ silicone breast implants and growth in sales of reconstructive products.  Internationally, Mentor experienced strong sales growth, including sales related to the acquisition of Perouse of $5.9 million for the fourth quarter of fiscal 2008 and $15.5 million for the nine months since  acquisition.  Total net sales for the fourth quarter and full fiscal year 2008 included positive foreign currency exchange effects of approximately $1.9 million and $5.1 million, respectively.

Gross Profit and Gross Margin
Gross profit for the fourth quarter of fiscal year 2008 was $73.2 million, or 73.7% of net sales, compared to $61.2 million, or 76.1% of net sales, in the fourth quarter of fiscal year 2007.  The gross margin percentage was primarily impacted by sales of Perouse products.

Gross profit for the full fiscal year 2008 was $274.2 million, or 73.5% of net sales, compared to $223.3 million, or 74.0% of net sales, for fiscal year 2007.

Selling, General and Administrative Expenses
Selling, general and administrative expenses in the fourth quarter of fiscal year 2008 were $41.8 million, or 42.1% of sales, compared to $29.3 million, or 36.5% of sales, in the fourth quarter of fiscal year 2007.  The increase over last year primarily relates to expenses associated with marketing programs, compensation and the incremental costs of the Perouse organization.

Selling, general and administrative expenses for fiscal year 2008 were $150.2 million, or 40.2% of sales, compared to $120.1 million, or 39.8% of sales, in fiscal year 2007.

Research and Development Expenses
Research and development expenses in the fourth quarter of fiscal year 2008 were $12.8 million, an increase of $2.4 million, or 23%, from the fourth quarter of fiscal year 2007.  For fiscal year 2008, the Company recorded expense of $45.0 million, reflecting an increase of 28% when compared to $35.0 million last year.  The Company has invested and expects to continue to invest in clinical trials and related program expenses in support of its breast and facial aesthetics initiatives.

•     Dermal Fillers
As a result of recent FDA approval, Mentor has begun sales of Prevelle™ Silk, the first hyaluronic acid dermal filler with lidocaine in the U.S.  Mentor anticipates approval for Puragen™ Plus in the fourth quarter of fiscal year 2009.  The Company's next generation dermal filler, DGE, is in study follow-up with anticipated FDA submission in the third quarter of fiscal year 2009 and anticipated approval in the first or second quarter of fiscal year 2010.

•     Botulinum Toxin Type A Program
All patients enrolled in the Phase IIIa clinical trial completed the 6-month follow-up in mid-March 2008 and the Company completed enrollment in the remaining pivotal studies for the correction of rhytides. Mentor also completed patient enrollment in its Phase I study for the treatment of torticollis/cervical dystonia.

•     MemoryGel silicone gel-filled breast implants Post-Approval Study (PAS)
As of May 13, 2008, Mentor has enrolled approximately 35,000 patients towards the total target of 42,900 patients required by the PAS conditions. The Company expects to fully complete patient enrollment in the PAS before the end of this calendar year, ahead of the FDA directed timeline of 2 years from February 15, 2007, the initiation date of the study.

Operating Income
Operating income from continuing operations was $18.6 million in the fourth quarter of fiscal year 2008, representing a decrease of 1% from the $18.9 million reported in the fourth quarter of fiscal year 2007.  For fiscal year 2008, operating income from continuing operations was $79.1 million, representing an increase of 20% over last year.

Net Interest Income  (Expense)
Net interest income (expense) was $(0.7) million and $4.8 million in the fourth quarter of fiscal year 2008 and 2007, respectively.  Net interest income was $2.3 million and $16.3 million in fiscal year 2008 and 2007, respectively. The decrease in interest income was due to lower cash balances primarily as a result of repurchases of shares of the Company's common stock.

Other Income (Expense)
Other income (expense) consists primarily of foreign exchange gains and losses.  Other income (expense) was ($1.7) million and ($0.3) million for the fourth quarter of fiscal 2008 and 2007, respectively.  Other income (expense) was ($3.1) million and $0.2 million for full fiscal year 2008 and 2007, respectively.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the fourth quarter of fiscal year 2008 was 31.9% compared to 30.1% in the fourth quarter of fiscal year 2007.  Mentor's effective tax rate for continuing operations for full fiscal year 2008 was 29.8% compared to 29.9% for fiscal year 2007.

Earnings Per Share
Mentor reported diluted earnings per share (EPS) from continuing operations of $0.30 in the fourth quarter of fiscal year 2008, compared to $0.35 reported in the fourth quarter of fiscal year 2007.   Mentor reported diluted EPS from continuing operations of $1.40 for fiscal year 2008, compared to $1.24 for fiscal year 2007.

Mentor reported diluted EPS from discontinued operations of $0.22 and $0.19 in the fourth quarter of fiscal year 2008 and 2007, respectively.  The fourth quarter of fiscal 2008 includes an $8.7 million tax benefit, mainly related to the gain on the June 2006 sale of the Urology business. Mentor reported diluted EPS from discontinued operations of $0.20 and $4.75 for the full fiscal year 2008 and 2007, respectively.  The fiscal year 2007 EPS includes the net gain on the sale of the Urology business.

Diluted EPS were $0.53 in the fourth quarter of fiscal year 2008, compared to $0.54 per share in the fourth quarter of fiscal year 2007.

Balance Sheet
Mentor ended fiscal year 2008 with $109.9 million in cash and marketable securities, compared to $487.7 million at the end of fiscal year 2007.  During fiscal year 2008, Mentor repurchased approximately 9 million shares of its common stock for $368 million, invested cash of approximately $53 million in the acquisition of Perouse and paid dividends of $30 million.

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Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement and to provide full fiscal year 2009 guidance.  Those interested in listening to a recording of the call may dial (800) 753-5212 at 6:00 p.m. ET today until Midnight ET, Thursday, May 22, 2008.  You may also listen to the live web cast at 5:00 p.m. ET today or the archived call at www.mentorcorp.com, under Investor Relations and "Audio Archives".

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's current and anticipated product development activity and expenses, and  market acceptance of those products; the approval with conditions by the  FDA of the Company's MemoryGel silicone gel breast implants premarket approval application (PMA); the initiation, patient enrollment, and continuation of clinical studies with respect to the Company's botulinum toxin Type A program; the development program for a portfolio of hyaluronic acid-based dermal fillers; key marketing initiatives; and the acquisition of Perouse Plastie by Mentor. These forward-looking statements and the assumptions about the factors that influence them are based on the limited information available to Mentor at this time.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, U.S. market acceptance and adoption of MemoryGel breast implants; patient enrollment in the FDA-mandated post-approval study for MemoryGel breast implants; the amount and timing of expenses to be incurred with respect to the MemoryGel breast implants post-approval study; the timing and conditions of FDA approval, if any, of the Company's Contour Profile Gel breast implant PMA; the ability of the Company to move forward in a timely manner with the PMAs for its hyaluronic acid-based dermal fillers; the timing and outcome of the PMAs submitted to the FDA; results and expenses of clinical development programs; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval and other governmental agencies for the approval and sale of any of the Company's products; seasonal and economic factors (U.S. and internationally) which affect demand for aesthetic products and procedures; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by competitors and pricing of competing products and the resulting effects on sales and pricing of the Company's products; disruptions or other problems with sources of supply; significant product liability or other claims arising from the sales or uses of products; difficulties with new product development, introduction and market acceptance; changes in the mix of the Company's products sold; patent and intellectual property conflicts; product recalls; FDA or other governmental agency  rejection of new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events. Risks and uncertainties relating to the Perouse acquisition include that the businesses of Mentor and Perouse will not be integrated successfully; anticipated synergies may not be fully realized or may take longer to be realized than expected; and possible disruption of the Perouse business, including with customers, employees, suppliers or third parties.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8‑K and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect the Company's business, results of operations and financial condition.  The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

About Mentor
Mentor is a leading supplier of medical products for the global aesthetic market. The Company develops, manufactures, and markets innovative, science-based products for surgical and non-surgical medical procedures that allow patients to retain a more youthful appearance and improve their quality of life. The Company's website is www.mentorcorp.com.

Contact:

Mentor Corporation
Michael O'Neill
Vice President and Chief Financial Officer
(805) 879-6082

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MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended		%	Twelve Months Ended		%
	March 31,		Change	March 31,		Change
	2008	2007		2008	2007
Net sales	$99,394	$80,320	24%	$373,208	$301,974	24%

Cost of sales	26,153	19,165	36%	98,995	78,656	26%
Gross profit	73,241	61,155	20%	274,213	223,318	23%

Selling, general and administrative	41,832	29,288	43%	150,158	120,080	25%
Research and development	12,777	10,367	23%	44,984	35,021	28%
Long-lived asset impairment charges	-	2,588	-	-	2,588	-
	54,609	42,243	29%	195,142	157,689	24%

Operating income from continuing operations	18,632	18,912	(1)%	79,071	65,629	20%

Interest (expense)	(1,549)	(1,471)	(5)%	(5,709)	(6,178)	8%
Interest income	816	6,256	(87)%	8,034	22,489	(64)%
Other income (expense)	(1,651)	(262)	(530)%	(3,072)	232	(1424)%

Income before income taxes	16,248	23,435	(31)%	78,324	82,172	(5)%

Income taxes	5,182	7,058	(27)%	23,373	24,548	(5)%
Net income from continuing operations	11,066	16,377	(32)%	54,951	57,624	(5)%
Net income from discontinued operations (net of income tax expense (benefit) of ($8,557) and ($8,135) for Q4; ($8,714) and $132,966 for YTD)	8,751	9,486	(8)%	8,464	232,990	(96)%
Net income	$19,817	$25,863	(23)%	$63,415	$290,614	(78)%

Basic earnings per share:
Earnings per share from continuing operations	$0.33	$0.39	(15)%	$1.55	$1.37	13%
Earnings per share from discontinued perations	0.26	0.23	13%	0.24	5.55	(96)%
Basic earnings per share	0.59	0.61	(3)%	1.79	6.93	(74)%

Diluted earnings per share:
Earnings per share from continuing operations	0.30	0.35	(14)%	1.40	1.24	13%
Earnings per share from discontinued operations	0.22	0.19	16%	0.20	4.75	(96)%
Diluted earnings per share	0.53	0.54	(2)%	1.61	5.99	(73)%

Dividends per share	$0.20	$0.20	0%	$0.80	$0.74	8%

Weighted average shares outstanding
Basic	33,443	42,091	(21)%	35,375	41,960	(16)%
Diluted	39,241	49,396	(21)%	41,449	49,092	(16)%

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MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended		%	Twelve Months Ended		%
	March 31,		Change	March 31,		Change
	2008	2007		2008	2007
Breast aesthetics	$87,463	$69,339	26%	$328,027	$262,556	25%
Body contouring	3,640	3,890	(6)%	15,212	16,734	(9)%
Other aesthetics, including facial	8,291	7,091	17%	29,969	22,684	32%
Net sales	$99,394	$80,320	24%	$373,208	$301,974	24%

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MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	March 31, 2008	March 31, 2007
Current assets:
Cash and marketable securities	$109,915	$487,740
Accounts receivable, net	82,060	65,419
Inventories	49,940	38,073
Deferred income taxes	29,040	25,892
Prepaid expenses and other	19,307	20,256
Total current assets	290,262	637,380

Property, plant and equipment, net	58,252	34,683
Intangible assets, net	36,336	15,963
Goodwill, net	49,707	12,644
Other assets	6,022	9,098
Total assets	$440,579	$709,768

Liabilities and shareholders' equity
Current liabilities	$118,389	$103,217
Long-term liabilities	29,156	21,683
Convertible subordinated notes	150,000	150,000
Shareholders' equity	143,034	434,868
Total liabilities and shareholders' equity	$440,579	$709,768

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MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE
(Unaudited, in thousands, except per share data)

	Fiscal Year 2008 ending March 31, 2008					Fiscal Year 2007 ending March 31, 2007
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Net income as reported from continuing operations	$21,744	$10,029	$12,112	$11,066	$54,951	$15,674	$10,823	$14,750	$16,377	$57,624
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	802	802	3,208
Numerator for diluted EPS calculation for continuing operations	$22,546	$10,831	$12,914	$11,868	$58,159	$16,476	$11,625	$15,552	$17,179	$60,832
Numerator for diluted EPS calculation for discontinued operations	$(6)	$(111)	$(170)	$8,751	$8,464	$225,728	$(1,102)	$(1,122)	$9,486	$232,990

Weighted average shares outstanding	40,465	34,044	33,602	33,443	35,375	42,443	41,360	41,916	42,091	41,960
Shares issuable through exercise of stock options	678	659	502	312	538	1,100	1,115	869	803	1,000
Shares issuable through conversion of convertible notes	5,165	5,170	5,177	5,187	5,175	5,147	5,150	5,153	5,158	5,151
Additional dilution for unvested restricted shares outstanding	285	292	308	299	296	299	152	185	272	152
Shares issuable through exercise of warrants (treasury stock method)	357	518	259	0	65	327	769	1,021	1,072	829
Denominator for diluted EPS from continuing operations	46,950	40,683	39,848	39,241	41,449	49,316	48,546	49,144	49,396	49,092
Denominator for diluted EPS from discontinued operations	40,465	34,044	33,602	39,241	41,449	49,316	41,360	41,916	49,396	49,092

Diluted earnings per share from continuing operations	$0.48	$0.27	$0.32	$0.30	$1.40	$0.33	$0.24	$0.32	$0.35	$1.24
Diluted earnings per share from discontinued operations	$-	$-	$(0.01)	$0.22	$0.20	$4.58	$(0.03)	$(0.03)	$0.19	$4.75

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